Original Electronically Transmitted to the Securities and Exchange Commission
                               on March    , 1998
                                                        Registration No. 333-[ ]
            Post-Effective Amendment No. 4 to Registration Statement No. 33-8451
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549
                                ----------------
                                    FORM S-3
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                ----------------
                            BELL ATLANTIC CORPORATION
             (Exact Name of Registrant as Specified in Its Charter)
                                ----------------

       Delaware           1095 Avenue of the Americas            23-2259884
(State of Jurisdiction      New York, New York 10036          (I.R.S. Employer
  of incorporation or            (212) 395-2121              Identification No.)
    organization)

               (Address, including zip code, and telephone number including area code, of registrant's principal executive offices)

                       Bell Atlantic Direct Invest Plan

                    Ellen C. Wolf, Vice President - Treasurer
  Bell Atlantic Corporation, 1095 Avenue of Americas, New York, New York 10036
                                 (212) 395-1056

            (Name, address, including zip code, and telephone number,
                   including area code, of agent of service)

                 Please address a copy of all communications to
                             P. Alan Bulliner, Esq.
                Associate General Counsel and Corporate Secretary
  Bell Atlantic Corporation, 1095 Avenue of Americas, New York, New York 10036

                                ----------------

     Approximate date of commencement of proposed sale to the public: From time to time after the effective date of this Registration Statement as determined by market conditions.
     If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box [_]
     If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
     If this Form is filed to register additional securities for an offering pursuant to Rule 462 (b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering [_] ----------------
     If this Form is a post-effective amendment filed pursuant to Rule 462 (c) under the Securities Act, check the following box and list the Securities Act registration statement number of the effective registration statement for the same offering. [_] ----------------
     If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                               ----------------
                        CALCULATION OF REGISTRATION FEE
--------------------------------------------------------------------------------

                                                                  Proposed Maximum    Proposed Maximum       Amount of
             Title of Each Class of                Amount to be    Offering Price    Aggregate Offering    Registration
          Securities to be Registered               Registered       Per Unit(1)          Price(1)            Fee(2)
-----------------------------------------------   -------------- ------------------ -------------------- ----------------
Common Stock--par value $.10 per share.........    15,000,000    $ 94.15625         $1,412,343,750       $ 416,641.40

(1) Estimated solely for the purpose of calculating the registration fee and calculated in accordance with Rule 457 (c) based upon the average of the high and low prices per share of Common Stock of Bell Atlantic Corporation as quoted on the New York Stock Exchange--Composite Transactions listing for March 10, 1998.
(2) Calculated pursuant to Section 6(b) of the Securities Act of 1933 as follows: proposed maximum offering price multiplied by .000295.

      Pursuant to Rule 429 under the Securities Act of 1933, as amended, the Prospectus contained herein also relates to Registration Statement No. 33-8451, previously filed by the Registrant on Form S-3 and declared effective on September 4, 1986. This Registration Statement is a new Registration Statement and also constitutes Post-Effective Amendment No. 4 to Registration Statement No. 33-8451.

----------------

      The Registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

================================================================================

                              [BELL ATLANTIC LOGO]

                   A Direct Stock Purchase and Share Ownership
                       Plan for Bell Atlantic Common Stock




                           Bell Atlantic Direct Invest

o  Purchase Bell Atlantic stock without a broker at low transaction costs.

o Increase your ownership systematically by reinvesting dividends and by making optional automatic monthly investments.

o  Transfer shares easily or sell at low cost.

o  Own and transfer your shares without holding certificates.

The Securities and Exchange Commission has not approved or disapproved the common stock discussed in this prospectus, or passed upon the adequacy of this prospectus. Any representation to the contrary is a criminal offense.

                      Prospectus dated March    , 1998.

                     A SUMMARY OF IMPORTANT PLAN FEATURES

o Any investor who wishes to make an initial purchase of Bell Atlantic stock can do so by completing an Enrollment Form and sending a check or money order to the Plan Agent, BankBoston.

o If you are not already a registered Bell Atlantic shareowner, the minimum initial investment is $1,000 (in U.S. dollars).

o You can purchase stock systematically by authorizing the Agent to automatically deduct $50 or more from your bank account each month.

o Additional investments can be made at any time with as little as $50 by mailing a check to the Agent. The maximum annual investment is $200,000.

o Dividends on your shares, or on the number of shares you choose (at least two), will be automatically reinvested in Bell Atlantic stock.

o Each time you invest you will receive a statement that will show you the status of your account. Each statement includes a form that will help you make additional investments, sales, transfers or withdrawals.

o If you already own shares of Bell Atlantic and have certificates for them, you can deposit them in the Plan for safekeeping.

o You will pay modest fees and brokerage commissions when you buy or sell shares through the Plan as described in full on pages 3 and 4.


                          A SUMMARY OF PLAN BENEFITS

o You do not need to be a current Bell Atlantic shareowner, nor do you need to have a broker, to participate. Enrolling in the Plan is easy. Complete the Enrollment Form to become a first-time investor in Bell Atlantic, or to create an additional investment account.

o You can start investing with a relatively small amount. This can help you diversify your financial assets.

o The automatic monthly investment feature can help you add to your investment each month--conveniently and in a very systematic way--toward a financial goal that you decide on.

o The ability to invest by mail--whether as part of a formal financial plan or simply when you have extra cash available--can help you reach your investment goal that much faster.

o Your investment will continue to build through the automatic reinvestment of your dividends.

o Keeping track of your account and new transactions is easy. All transactions can be handled by mail--and most can be accomplished over the telephone.

o You won't have to worry about your Bell Atlantic stock certificates being lost or stolen, or wonder where they are when you wish to sell.

o Fees and brokerage commissions on purchases and sales made through the Plan are designed to be considerably lower than the costs of dealing through a brokerage account.

      Please read this booklet carefully. If you are a Bell Atlantic shareowner now--or if you decide to become a shareowner--please keep the booklet with your permanent investment records, since it contains important information about the Plan.

      Our transfer agent, and also the Agent for the Plan, is:

      BankBoston, N.A.
      c/o Boston EquiServe
      Bell Atlantic Direct Invest
      P.O. Box 8038
      Boston, MA 02266-8038
      1-800-631-2355

                                  WHO CAN JOIN

o If you have at least two shares of Bell Atlantic stock registered in your name, you are eligible to join the Plan.

o New investors who would like to become shareowners of record may also join by making an initial investment of at least $1,000.

o Foreign citizens are eligible to participate as long as their participation would not violate any laws in their home countries.


                                  ENROLLMENT

o If you are a Bell Atlantic shareowner of record already, fill out the Enrollment Form and return it to the Agent.

o If you do not own Bell Atlantic stock, or if you wish to establish a separate account (for example, a joint account with your spouse, or as a custodian for a minor), fill out the Enrollment Form and return it to the Agent. Enclose a check or money order, in U.S. dollars, for a minimum investment of $1,000.

o If you own shares of Bell Atlantic but they are held in the name of a bank or broker (that is, in "street name"), ask to have your shares registered in your name. At least ten shares need to be transferred into your name before you become eligible to participate.

o Quarterly cash dividends on some or all of your shares are automatically reinvested in Bell Atlantic shares.


                           COSTS TO PURCHASE SHARES

o New Investors--If you are making a first-time purchase of Bell Atlantic stock or establishing a new investment account, there is a one-time enrollment fee of $5.00.

o Dividend Reinvestment--The fee for reinvesting each quarterly dividend is 5% of the amount invested with a minimum fee of $1.00 and a maximum fee of $2.00. (In other words, if your quarterly dividend is less than $20, the Agent's fee will be $1.00. If your quarterly dividend is $25, the Agent's fee will be $1.25. If your quarterly dividend is $40 or more, the Agent's fee is capped at $2.00).

o Additional Investments--If you send a check to purchase additional shares of Bell Atlantic through the Plan, the Agent will deduct a processing fee of $2.50 per check.

o Automatic Monthly Deductions--If you sign up to make automatic monthly deductions from your bank account, the fee will be only $1.00 per investment.

o Brokerage Commissions--Purchase commissions of $.03 per share will be deducted except when Bell Atlantic issues new shares.


                      HOW SHARES ARE PURCHASED AND PRICED

o Reinvested Dividends--When the Agent purchases shares for dividend reinvestment in the open market, purchases may begin four business days prior to the dividend payment date and end five business days after the dividend payment date. The purchase price is the average price per share during the purchase period after deducting brokerage commissions and the service fee.

o Initial and Supplemental Purchases--Monies received by Thursday are invested the first business day of the following week. Your purchase price will be the average price per share paid that week, after the deduction of brokerage commissions and fees. If you sign up to make automatic monthly purchases (by authorizing the Agent to deduct $50 or more from your bank account monthly), your money will be transferred on the 25th of each month. You can stop the automatic monthly purchases by calling the Agent at 1-800-631-2355 or by using the form attached to your Plan Statement. The Agent must receive your request at least five business days before the transfer date.

o Plan Shares--Bell Atlantic may decide, from time to time, to issue new shares of Bell Atlantic stock to the Agent instead of the Agent making open market purchases. When new shares of Bell Atlantic are issued, the purchase price will be the average of the high and low prices (based on the New York Stock Exchange reports of consolidated trading) on the investment date, after deducting the service fee. No brokerage commissions will be charged to Plan participants for newly issued shares.

      Please note that you will not be able to instruct the Agent to purchase shares at a specific time or at a specific price.


                                 PLAN STATEMENTS

      Each time you purchase shares, whether by dividend reinvestment, optional purchases or automatic purchases, the Agent will send you a Plan statement showing the status of your account. Each statement includes a form for additional purchases, sales or withdrawals.


                                      SALES

      You can sell some or all of the shares you have accumulated in the Plan by calling the Agent at 1-800-631-2355 or by mailing the form attached to your Plan Statement.

      The Agent will sell shares weekly. The sales price per share will be the average price per share received by the Agent for all sales made that week for Plan participants. The cash proceeds that you will receive for the shares you sell will be equal to this average weekly sales price minus a $10.00 service charge per sale and the brokerage commission (currently $.07 per share) on the shares sold.

      Please note that the Agent is not able to accept instructions to sell on a specific day or at a specific price.

      If you prefer to have complete control over the exact timing and sales prices, you can withdraw the shares you wish to sell and sell them through a broker of your own choosing.


                                  IRA ACCOUNTS

      You may establish an Individual Retirement Account of Bell Atlantic stock by investing $1,000 or more. This service costs a flat $35 per year. You may obtain more information and an IRA enrollment form by calling the Agent at 1-800-631-2355.


                                SHARE SAFEKEEPING

      Your stock certificates are valuable, and expensive to replace if lost or stolen. This Plan offers you the convenience of depositing your certificates for safekeeping.

      To deposit certificates for shares of stock you already own into your Plan account, send them to:

      Bell Atlantic Direct Invest
      P.O. Box 8038
      Boston, MA 02266-8038

      We recommend that you use Registered Mail, insured for 2% of the market value.


                          OBTAINING A STOCK CERTIFICATE

      To obtain a stock certificate, call the Agent at 1-800-631-2355. This service is free.


                                 SHARE TRANSFERS

      To transfer some or all of your shares to another person, simply call the Agent to request "Transfer Instructions." Transfer forms may also be downloaded from the internet at http://www.BellAtlantic.com/invest. Once your completed transfer instructions are received, your request will be processed promptly by the Agent. This service is free.


                                   TERMINATION

      If you wish to terminate your participation in the Plan and stop reinvesting your dividends, call the Agent at 1-800-631-2355 or use the form attached to your Plan Statement. The Agent must receive your request at least five business days before the day the dividend is paid or it will not be processed until after the dividend reinvestment.

                                TAX CONSEQUENCES

o All the dividends paid to you--whether or not they are reinvested--are considered taxable income to you in the year they are received. The total amount will be reported to you, and to the Internal Revenue Service, shortly after the close of each year.

o All shares of stock that are sold through the Agent will also be reported to the IRS as required by law. Any profit or loss you incur should be reflected when you file your income tax returns.

      Be sure to keep your statements of account for income tax purposes. If you have questions about the tax basis of any transactions, please consult your own tax advisor.


                                     VOTING

      For any shareowner meeting you will receive a proxy that will cover all the Bell Atlantic shares you hold, both in the Plan and in the form of stock certificates. The proxy allows you to indicate how you want your shares to be voted. We will vote your shares only as you indicate.


                       HANDLING OF STOCK SPLITS AND OTHER
                         DISTRIBUTIONS THAT MIGHT ARISE

      If Bell Atlantic declares a stock split or stock dividend, we will credit your account with the appropriate number of shares on the payment date.

      If Bell Atlantic decides to distribute shares in book-entry form (rather than certificates), these shares will be added to your account under this Plan. The Agent will serve as custodian of your shares. You will be entitled to all the rights and privileges outlined in this booklet.

      In the event of a stock subscription or other offering of rights to shareowners, your rights will be based on your total registered holdings (the shares held in the Plan plus any shares held by you). A single set of materials will be distributed that will allow you to exercise your total rights.


                               CHANGES TO THE PLAN

      We may add to or modify the Plan at any time. We will send you written notice of any significant changes.


                 RESPONSIBILITIES OF BELL ATLANTIC AND THE AGENT

      Neither Bell Atlantic nor the Agent, BankBoston, will be liable for any act, or for any failure to act, as long as they have made good faith efforts to carry out the terms of the Plan, as described in this Prospectus and on the forms that are designed to accompany each investment or activity.


                                  GOVERNING LAW

      Delaware law governs the terms and conditions in this document, as well as those that are described in detail on the Enrollment Form and account statements.


                                 USE OF PROCEEDS

      The proceeds, if any, from the sale by Bell Atlantic of newly issued or treasury common shares offered will be used for general corporate purposes. We are unable to estimate the aggregate amount of these proceeds.


                       INDEPENDENT ACCOUNTANTS AND COUNSEL

      The consolidated balance sheets as of December 31, 1997 and 1996 and the consolidated statements of income, changes in shareowners' investment and cash flows for each of the three years in the period ended December 31, 1997, incorporated by reference, have been so incorporated in reliance on the report, which includes an explanatory paragraph stating that in 1996, Bell Atlantic changed its method of accounting for directory publishing revenues and expenses and in the second quarter of 1995, Bell Atlantic discontinued accounting for the operations of its telephone subsidiaries in accordance with Statement of Financial Accounting Standards No. 71, "Accounting for the Effects of Certain Types of Regulation," of Coopers & Lybrand L.L.P., independent accountants, given on the authority of that firm as experts in accounting and auditing.

      Mr. P. Alan Bulliner, Associate General Counsel and Corporate Secretary of Bell Atlantic, has passed upon the legality of the securities being offered pursuant to the Plan. Mr. Bulliner beneficially owns 11,270 shares of Bell Atlantic Common Stock and has options to purchase 62,925 shares.


                       WHERE YOU CAN FIND MORE INFORMATION

      We file annual, quarterly and special reports, proxy statements and other information with the Securities and Exchange Commission (SEC). You may read and copy any reports, proxy statements or other information we file at the SEC's public reference room in Washington, D.C. Please call the SEC at 1-800-SEC-0330 for further information on the public reference rooms. You may also access our SEC filings at the SEC's Internet site (http://www.sec.gov).

      This prospectus is part of a Registration Statement on Form S-3 that we filed with the SEC to register the stock offered under the Plan. As allowed by SEC rules, this Prospectus does not contain all information you can find in the Registration Statement or the exhibits to the Registration Statement. The SEC allows us to "incorporate by reference" information into this Prospectus, which means that we can disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is considered to be part of this Prospectus and later information filed with the SEC will update and supersede this information. We incorporate by reference the documents listed below and any future filings made with the SEC under Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 until our offering is completed.

      Annual Report on Form 10-K for the year ended 12/31/96.

      Quarterly Reports on Form 10-Q for the quarters ended 3/31/97, 6/30/97 and 9/30/97.

      Current Reports on Form 8-K, dated 4/17/97, 7/22/97, 8/14/97 (as amended), 10/22/97, 12/12/97, 12/22/97, 1/21/98 and 3/13/98, which includes Bell
Atlantic's 1997 financial statements and restated 1996 and 1995 financial statements.

      The description of Bell Atlantic's Common Stock contained in the registration statement on Form 10 filed under Section 12 of the Securities Exchange Act of 1934, and any amendments or reports filed for the purpose of updating that description.

      You may request a copy of any documents that we incorporate by reference at no cost by writing or telephoning us at the following address:

      Bell Atlantic Corporation
      Shareowner Services
      1095 Avenue of the Americas, Room 3619
      New York, NY 10036
      Telephone (212) 395-1525

      You should rely only on the information contained or incorporated by reference in this prospectus. We have authorized no one to provide you with different information. You should not assume that the information in the prospectus is accurate as of any date other than the date of this prospectus (March __, 1998).

                                     PART II
                     INFORMATION NOT REQUIRED IN PROSPECTUS


Item 14. Other Expenses of Issuance and Distribution.

  Securities and Exchange Commission Filing Fee .................   $416,641.40
  Printing of Registration Statement and Prospectus .............        16,000*
  Accountant's Fees and Expenses ................................         6,000*
  "Blue Sky" Fees and Expenses ..................................         5,000*
  Miscellaneous Expenses ........................................         5,000*
                                                                    -----------
  Total .........................................................   $445,341.40*
                                                                    ===========

----------------
* Estimated


Item 15. Indemnification of Directors and Officers.

      Section 145 of the Delaware General Corporation Law ("DGCL") permits a corporation to indemnify any of its directors or officers who was or is a party or is threatened to be made a party to any third party proceeding by reason of the fact that such person is or was a director or officer of the corporation, against expenses (including attorney's fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action or proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reason to believe that such person's conduct was unlawful. In a derivative action, i.e., one by or in the right of the corporation, the corporation is permitted to indemnify directors and officers against expenses (including attorney's fees) actually and reasonably incurred by them in connection with the defense or settlement of an action or suit if they acted in good faith and in a manner that they reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made if such person shall have been adjudged liable to the corporation, unless and only to the extent that the court in which the action or suit was brought shall determine upon application that the defendant directors or officers are fairly and reasonably entitled to indemnity for such expenses despite such adjudication of liability.

      Article 7 of the Bell Atlantic Corporation ("Bell Atlantic") Certificate of Incorporation makes mandatory the indemnification expressly authorized under the DGCL, except that the Certificate of Incorporation only provides for indemnification in derivative actions, suits or proceedings by a director or officer if the initiation of such action, suit or proceeding was authorized by the Board of Directors.

      Pursuant to Section 7.8 of the Amended and Restated Agreement and Plan of Merger dated as of April 21, 1996 by and between NYNEX Corporation ("NYNEX") and Bell Atlantic, Bell Atlantic has agreed for a period of six years following the Effective Time to (a) cause NYNEX to maintain in effect the provisions regarding indemnification of officers and directors contained in the NYNEX Certificate of Incorporation and Bylaws and the certificates of incorporation and bylaws of each of its subsidiaries or in director, officer or employee indemnification agreements of NYNEX and its subsidiaries, (b) maintain in effect and cause NYNEX to maintain in effect current policies of directors' and officers' liability insurance and fiduciary liability insurance with respect to claims arising prior to the Effective Time, and (c) indemnify, and cause NYNEX to indemnify, the directors and officers of Bell Atlantic and NYNEX respectively, to the fullest extent permitted under their respective certificates of incorporation and bylaws and applicable law. In addition, Bell Atlantic has agreed to unconditionally and irrevocably guarantee for the benefit of such directors, officers and employees the obligations of NYNEX under its indemnification arrangements.


Item 16. Exhibits.

Exhibit Number
--------------------------------------------------------------------------------
  3 Restated Certificate of Incorporation of Bell Atlantic Corporation (incorporated by reference to Exhibit 3(i) to Bell Atlantic's Current Report on Form 8-K, date of report August 14, 1997, File No. 1-8606).

  5 Opinion of P. Alan Bulliner, Esq., Associate General Counsel and Corporate Secretary of Bell Atlantic.

23.1     Consent of Coopers & Lybrand L.L.P.

23.2     Consent of P. Alan Bulliner (included in Exhibit 5).

24       Powers of Attorney.


Item 17. Undertakings.

      (a)   The undersigned Registrant hereby undertakes:

      (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

            (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933 (the "Act");

            (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement; and

            (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) of this section do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") that are incorporated by reference in the Registration Statement.

      (2) That, for the purpose of determining any liability under the Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (3) To remove from registration by means of a post-effective amendment any of the securities being registered that remain unsold at the termination of the offering.

      (b) The undersigned Registrant hereby undertakes that, for the purpose of determining any liability under the Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in this Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      (c) Insofar as indemnification for liabilities arising under the Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                  SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in The City of New York, State of New York, on the 17th day of March, 1998.

                                     BELL ATLANTIC CORPORATION




                                     By /s/ Mel Meskin
                                        ---------------------
                                        Mel Meskin
                                        Vice President--Comptroller

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.



         Signature               Title                                 Date
-----------------------------  ----------                         --------------

               *                Director                          March 17, 1998
-----------------------------
    Lawrence T. Babbio, Jr.

               *                Director                          March 17, 1998
-----------------------------
      Richard L. Carrion

               *                Director                          March 17, 1998
-----------------------------
        James G. Cullen

               *                Director                          March 17, 1998
-----------------------------
     Lodewijk J.R. de Vink

               *                Director                          March 17, 1998
-----------------------------
     James H. Gilliam, Jr.

               *                Director                          March 17, 1998
-----------------------------
     Stanley P. Goldstein

               *                Director                          March 17, 1998
-----------------------------
       Helene L. Kaplan

               *                Director                          March 17, 1998
-----------------------------
        Thomas H. Kean

               *                Director                          March 17, 1998
-----------------------------
      Elizabeth T. Kennan

               *                Director                          March 17, 1998
-----------------------------
        John F. Maypole

               *                Director                          March 17, 1998
-----------------------------
     Joseph Neubauer

               *                Director                          March 17, 1998
-----------------------------
      Thomas H. O'Brien

               *                Director                          March 17, 1998
-----------------------------
       Eckhard Pfeiffer

               *                Director                          March 17, 1998
-----------------------------
        Hugh B. Price

               *                Director                          March 17, 1998
-----------------------------
      Rozanne L. Ridgway

               *                Director and Senior Executive     March 17, 1998
-----------------------------   Vice President and Chief
     Frederic V. Salerno        Financial Officer/Strategy and
                                Business Development (principal
                                financial officer)

               *                Director                          March 17, 1998
-----------------------------
      Ivan G. Seidenberg

               *                Director                          March 17, 1998
-----------------------------
      Walter V. Shipley

               *                Director, Chairman and Chief      March 17, 1998
-----------------------------   Executive Officer (principal
       Raymond W. Smith         executive officer)

               *                Director                          March 17, 1998
-----------------------------
       John R. Stafford

               *                Director                          March 17, 1998
-----------------------------
      Morrison DeS. Webb

               *                Director                          March 17, 1998
-----------------------------
        Shirley Young

/s/ Mel Meskin                  Vice President-Comptroller        March 17, 1998
-----------------------------   (controller)
          Mel Meskin

*By: /s/ Mel Meskin
     ---------------------
     Mel Meskin
     Attorney-in-fact

                                 EXHIBIT INDEX


Exhibit
Number
-------
  3 Restated Certificate of Incorporation of Bell Atlantic Corporation (incorporated by reference to Exhibit 3(i) to Bell Atlantic's Current Report on Form 8-K, date of report August 14, 1997, File No. 1-8606).

  5 Opinion of P. Alan Bulliner, Esq., Associate General Counsel and Corporate Secretary of Bell Atlantic Corporation.

23.1    Consent of Coopers & Lybrand L.L.P.

23.2    Consent of P. Alan Bulliner (Included in Exhibit 5).

 24     Powers of Attorney.